                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                           Media contact:      Jim Brown
July 17, 2001                                                       407/251-5578
                                                Investor contact:   Arne Haak
                                                                    407/251-3618

 AirTran Holdings Reports Record Second Quarter 2001 Profit of $28.3 Million or
               $.38 Per Diluted Share Before Nonrecurring Charge
     -- Results represent Company's 10/th/ consecutive quarterly profit --

     ORLANDO, Fla. (July 17, 2001) - AirTran Holdings, Inc. (AMEX: AAI), parent company of AirTran Airways, Inc., today announced that it earned $28.3 million or $.38 per diluted share for the second quarter 2001 before a one-time nonrecurring charge related to the retirement of the Company's B-737 aircraft and fuel hedging gains. This represents the Company's 10/th/ consecutive quarterly profit and an all-time quarterly earnings record. In the year earlier period AirTran Holdings earned $22.6 million or $.33 per diluted share.

     Passenger revenue for the second quarter 2001 increased 28.7% to $201.1 million, representing an all-time record for quarterly revenue and compares to second quarter 2000 revenue of $156.2 million.

     "We are quite pleased with our second quarter financial performance - results which we feel clearly are the result of both a long-term trend toward an improving business to leisure revenue mix, as well as a redirection of some business travel toward us in an uncertain economy," said Joseph Leonard, Chairman and Chief Executive Officer. "We also are watching very closely some recent competitive moves and the overall economic environment. As we determine the potential impact of these issues on us through the remainder of 2001 and beyond, we will make appropriate changes to our strategic plan to remain competitive."

     Unit revenue, or revenue per available seat mile (RASM) was an all-time quarterly record of 11.84 cents, up 11.1% versus the second quarter 2000. The growth in RASM resulted from a 74% load factor and a 9.3% increase in yield to
16.0 cents.
                                     (more)
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AirTran Holdings Reports 10/th/ Consecutive Quarterly Profit - Page 2

     Operating income for the second quarter 2001, excluding the one-time charge, was an all-time record $40.6 million, representing a 28.3% increase over last year's second quarter operating income of $31.6 million. Operating margin for the second quarter 2001 was 19.7%, while net margin was 14.3%.

     Second quarter EBITDAR improved to $57.0 million compared to $39.8 million in the second quarter 2000. EBITDAR margin was 27.7%, an improvement of 2.9 points over last year's margin of 24.8%.

     During the second quarter of 2001, AirTran Airways' traffic, based on revenue passenger miles (RPMs), grew 17.8% on a 15.9% increase in capacity, based on available seat miles (ASMs). Yield (average fare per mile) increased 9.3% to 16.0 cents.

     AirTran Airways served a record 2.3 million passengers in the second quarter 2001, an increase of 18.5% compared to 2.0 million passengers in the second quarter 2000.

     "Our ability to produce these exceptional results, as well as our ability to deal with increasing competition throughout our system, depends primarily on the ongoing professionalism and dedication of our 4,000-plus Employee-Crew Members," said Robert Fornaro, AirTran Airways' President and Chief Operating Officer. "We continue to make technological improvements in our Company, particularly those that remove unnecessary costs and improve service, to create a better working environment for our Crew Members and an even better product for our valued customers."

     Stan Gadek, AirTran Airways' Senior Vice President and Chief Financial Officer, said, "We believe our business strategy in this challenging economic environment will enable us to continue the long-term trend of profitability and year-over-year earnings growth."

                                     (more)

AirTran Holdings Reports 10/th/ Consecutive Quarterly Profit - Page 3

     The one-time, net of tax charge of $16.1 million or $.21 per diluted share is related to the impairment of the Company's fleet of three owned B-737-200 aircraft and estimated lease termination charges associated with one leased B-737-200. The B-737 aircraft will be retired during the third quarter 2001. The net of tax gain from fuel hedging of $1.0 million or $.01 per diluted share is related to changes in the value of the Company's crude oil hedges. Net income including the one-time charge and the gain was $13.2 million or $.18 per diluted share.

     Systemwide, AirTran Airways operates 338 daily departures to 34 cities. Offering the convenience of easy, same concourse connections in Atlanta, AirTran Airways operates 151 daily departures from Hartsfield Atlanta International Airport, the world's busiest airport.

     Named "Best Low-Fare Airline" for 2001 by Entrepreneur magazine, AirTran Airways provides everyday, affordable air travel throughout the eastern United States and, unlike other airlines, never requires a roundtrip purchase or Saturday night stay.

     Recipient of six consecutive annual "Diamond Awards" from the Federal Aviation Administration for excellence in maintenance training, AirTran Airways is the launch customer for the Boeing 717, one of today's newest, most innovative and most environmentally friendly commercial aircraft.

     AirTran Airways is a subsidiary of AirTran Holdings, Inc. (AMEX: AAI).

     For more information and reservations, visit AirTran Airways' Web site at www.airtran.com (America Online keyword: AirTran), call your travel agent or call AirTran Airways at 800-AIRTRAN (800-247-8726) or 770-994-8258 (in Atlanta).

                                      ###
Editor's note: Any statements regarding the Company's future growth in market segments, strategic plan, revenue, earnings, load factors, yields, Internet bookings as well as statements about the Company's future financial and operational performance, future profitability and the impact of any of such factors on 2001 and beyond are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause future results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2000. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

                             AirTran Holdings, Inc
                     Consolidated Statements of Operations
         (In thousands, except per share data and statistical summary)
                                  (Unaudited)


                                              For the three months ended
                                                        June 30,                Variance
                                                 2001             2000         Percentage
                                             ----------        ----------      ----------
Operating revenues:
 Passenger                                   $  201,117        $  156,214          28.7 %
 Cargo                                              674               985         (31.6)%
 Other                                            3,972             3,570          11.3 %
                                             ----------        ----------
  Total operating revenues                      205,763           160,769          28.0 %

Operating expenses:
 Salaries, wages and benefits                    41,842            33,500          24.9 %
 Aircraft fuel                                   38,308            30,152          27.0 %
 Maintenance, materials and repairs              20,754            19,023           9.1 %
 Distribution                                    13,806            10,597          30.3 %
 Landing fees and other rents                     8,875             6,707          32.3 %
 Marketing and advertising                        5,091             4,535          12.3 %
 Aircraft rent                                    8,321             3,095         168.9 %
 Depreciation                                     8,117             5,125          58.4 %
 Other operating                                 20,085            16,413          22.4 %
 Impairment loss/lease termination               18,079                 -            NM
                                             ----------        ----------
  Total operating expenses                      183,278           129,147          41.9 %
                                             ----------        ----------
Operating income                                 22,485            31,622         (28.9)%
Other (income) expense
 Interest income                                 (1,448)           (1,235)         17.2 %
 Interest expense                                10,306             9,269          11.2 %
 SFAS133 adjustment                              (1,146)                -            NM
                                             ----------        ----------
Other expense, net                                7,712             8,034          (4.0)%
                                             ----------        ----------
Income before taxes                              14,773            23,588         (37.4)%
Provision for income taxes                        1,578             1,000          57.8 %
                                             ----------        ----------
Net income                                   $   13,195        $   22,588         (41.6)%
                                             ==========        ==========
Earnings per common share
 Basic                                       $     0.20        $     0.34         (41.2)%
 Diluted                                     $     0.18        $     0.33         (45.5)%

Weighted average shares outstanding
 Basic                                           66,643            65,733           1.4 %
 Diluted                                         76,372            68,986          10.7 %

Second Quarter Statistical Summary:*
 Revenue passengers                           2,325,863         1,962,710          18.5 %
 Revenue passenger miles (000s)               1,257,279         1,066,990          17.8 %
 Available seat miles (000s)                  1,698,567         1,465,605          15.9 %
 EBITDAR                                     $   57,002        $   39,842          43.1 %
 Operating margin                                  19.7 %            19.7 %           - pts.
 Net margin                                        14.3 %            14.0 %         0.3 pts.
 Block hours                                     49,631            42,694          16.2 %
 Passenger load factor                             74.0 %            72.8 %         1.2 pts.
 Break-even load factor                            61.9 %            61.8 %         0.1 pts.
 Average fare                                $    86.47        $    79.59           8.6 %
 Average yield per RPM                            16.00 cents       14.64 cents     9.3 %
 Passenger revenue per ASM                        11.84 cents       10.66 cents    11.1 %
 Operating cost per ASM                            9.73 cents        8.81 cents    10.4 %
 Non-fuel operating cost per ASM                   7.47 cents        6.75 cents    10.7 %
 Average cost of aircraft fuel per gallon         99.06 cents       85.55 cents    15.8 %
 Weighted average number of aircraft                 58                49          18.4 %

* Where appropriate, excludes nonrecurring impairment loss/lease termination charge of $18.1 million.

                            AirTran Holdings, Inc.
                     Consolidated Statements of Operations
         (in thousands, except per share data and statistical summary)
                                  (Unaudited)


                                                      For the six months ended
                                                              June 30,                       Variance
                                                       2001               2000              Percentage
                                                     --------           --------            ----------
Operating revenues:
 Passenger                                           $370,382           $284,749               30.1 %
 Cargo                                                  1,294              2,073              (37.6)%
 Other                                                  7,830              6,355               23.2 %
                                                     --------           --------
  Total operating revenues                            379,506            293,177               29.4 %

Operating expenses:
 Salaries, wages and benefits                          80,858             66,267               22.0 %
 Aircraft fuel                                         74,594             59,172               26.1 %
 Maintenance, materials and repairs                    41,270             34,546               19.5 %
 Distribution                                          26,293             19,391               35.6 %
 Landing fees and other rents                          18,177             13,739               32.3 %
 Marketing and advertising                             10,225              9,044               13.1 %
 Aircraft rent                                         14,068              4,992              181.8 %
 Depreciation                                          16,252             10,223               59.0 %
 Other operating                                       39,273             32,343               21.4 %
 Impairment loss/lease termination                     18,079                  -                NM
                                                     --------           --------
  Total operating expenses                            339,089            249,717               35.8 %
                                                     --------           --------
Operating income                                       40,417             43,460               (7.0)%
Other (income) expense
 Interest income                                       (3,199)            (2,254)              41.9 %
 Interest expense                                      20,934             19,099                9.6 %
 SFAS133 adjustment                                    (2,612)                 -                NM
                                                     --------           --------
Other expense, net                                     15,123             16,845              (10.2)%
                                                     --------           --------
Income before taxes and cumulative effect
 of change in acctg. principle                         25,294             26,615               (5.0)%
Provision for income taxes                              2,642              1,125              134.8 %
                                                     --------           --------
Income before cumulative effect of
 change in acctg. principle                            22,652             25,490              (11.1)%

Cumulative effect of change in acctg.
 principle, net of tax                                   (657)                 -                NM
                                                     --------           --------
Net income                                           $ 21,995           $ 25,490              (13.7)%
                                                     ========           ========
Basic earnings per common share
 Earnings before cumulative effect of
  change in acctg. principle                         $   0.34           $   0.39              (12.8)%
 Cumulative effect of change in acctg. principle        (0.01)                 -                NM
                                                     --------           --------
 Earnings per common share, basic                    $   0.33           $   0.39              (15.4)%
                                                     ========           ========
Diluted earnings per common share
 Earnings before cumulative effect of
  change in acctg. principle                         $   0.31           $   0.37              (16.2)%
 Cumulative effect of change in acctg. principle        (0.01)                 -                NM
                                                     --------           --------
 Earnings per common share, diluted                  $   0.30           $   0.37              (18.9)%
                                                     ========           ========
Weighted average shares outstanding
 Basic                                                 66,508             65,724                1.2 %
 Diluted                                               73,987             68,990                7.2 %


                            AirTran Holdings, Inc.
                     Consolidated Statements of Operations
         (in thousands, except per share data and statistical summary)
                                  (Unaudited)


Six Month Statistical Summary:*
 Revenue passengers                                  4,414,172          3,554,093         24.2%
 Revenue passenger miles (000s)                      2,381,829          1,922,386         23.9%
 Available seat miles (000s)                         3,293,304          2,803,657         17.5%
 EBITDAR                                            $   88,816         $   58,675         51.4%
 Operating margin                                         15.4%              14.8%         0.6pts.
 Net margin                                               10.1%               8.7%         1.4pts.
 Block hours                                            97,337             81,928         18.8%
 Passenger load factor                                    72.3%              68.6%         3.7pts.
 Break-even load factor                                   63.9%              62.2%         1.7pts.
 Average fare                                       $    83.91         $    80.12          4.7%
 Average yield per RPM                                   15.55cents         14.81cents     5.0%
 Passenger revenue per ASM                               11.25cents         10.16cents    10.7%
 Operating cost per ASM                                   9.75cents          8.91cents     9.4%
 Non-fuel operating cost per ASM                          7.48cents          6.80cents    10.0%
 Average cost of aircraft fuel per gallon                98.67cents         87.86cents    12.3%
 Weighted average number of aircraft                        57                 49         16.3%

* Where appropriate, excludes nonrecurring impairment loss/lease termination charge of $18.1 million.

                                       6